Exhibit 10.7

Execution Copy

INDEMNIFICATION AGREEMENT

(GIC Business)

This INDEMNIFICATION AGREEMENT (this “Agreement”) dated as of June 30, 2009 is made by and among Financial Security Assurance Inc. (“FSA”), a New York corporation, Dexia Crédit Local S.A., a French share company licensed as a bank under French law (“DCL”) and Dexia SA, a limited liability company incorporated and domiciled in Belgium (“Dexia” and, together with DCL, the “Dexia Guarantors”).

RECITALS

WHEREAS, Dexia Holdings, Inc. (“DHI”), DCL and Assured Guaranty Ltd., a Bermuda company (“AGO”), entered into that certain Purchase Agreement dated November 14, 2008 (as amended, modified or otherwise supplemented from time to time, the “Purchase Agreement”), pursuant to which AGO agreed to purchase, and DHI agreed to sell to AGO, all of DHI’s common stock of Financial Security Assurance Holdings Ltd., a Delaware corporation (“FSAH”) owned by DHI;

WHEREAS, under the Purchase Agreement, the Dexia Guarantors agreed to certain indemnification obligations in relation to the Financial Products Business, on the terms and subject to the conditions described in the Purchase Agreement, and to guarantee certain obligations described in the Purchase Agreement in relation to the Financial Products Business as defined in the Purchase Agreement;

WHEREAS, pursuant to that certain Contribution Agreement, dated as of December 24, 2008 (the “Contribution Agreement”), by and between FSAH and Dexia FP Holdings Inc. (f/k/a FSA Financial Products Inc., a Delaware corporation) (“Dexia FP”), FSAH contributed to Dexia FP 100% of the outstanding membership interests in FSA Capital Markets Services LLC, FSA Capital Management Services LLC and FSA Asset Management LLC (“FSAM”), each of which was an FP Subsidiary as of such date;

WHEREAS, as contemplated by the Purchase Agreement and pursuant to the FP Stock Purchase Agreement, dated as of July 1, 2009, between FSAH and DHI, DHI is purchasing from FSAH all of the outstanding capital stock of Dexia FP, in connection with the separation of the GIC Business from FSAH (such transaction together with the transaction described in the immediately preceding paragraph, being referred to herein as the “GIC Business Separation”);

WHEREAS, in furtherance of the GIC Business Separation, the parties hereto desire to enter into this Agreement in order to, among other things, provide for certain indemnities, on the terms and subject to the conditions set forth herein; and

WHEREAS, in addition to this Agreement, the GIC Business Separation will be effectuated by the Transaction Documents.

NOW, THEREFORE, in consideration of the promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

Definitions

Section 1.1                                      Certain Definitions.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth (x) in the Pledge and Administration Agreement, or (y) if not defined therein, then in the Purchase Agreement.

“Direct Losses” means Losses other than Losses incurred as a result of a Third Party Claim.

“GIC Business Transaction Agreements” shall mean the agreements set forth on Schedule I attached hereto.

“Pledge and Administration Agreement” shall mean the Pledge and Administration Agreement, dated as of June 30, 2009, among the Dexia Guarantors, Dexia Bank Belgium SA, FSA, FSAM, FSA Portfolio Asset Limited, FSA Capital Markets Services LLC, FSA Capital Management Services LLC, FSA Capital Markets Services (Caymans) Ltd., Dexia FP and The Bank of New York Mellon Trust Company, National Association, as further amended, supplemented, or otherwise modified from time to time.

“Third Party Claims” means claims or demands not initiated by Dexia or its Affiliates or by FSA or its Affiliates (excluding claims or demands initiated by past, present or future directors, officers or employees of Dexia, FSA or any of their Affiliates).

“Third Party Demand” means a written claim or demand for a Loss in relation to which the Indemnifying Party may be liable to any Indemnified Party hereunder that is asserted against or sought to be collected from any Indemnified Party by a Person who is (i) not an Indemnified Party and (ii) not a representative or agent of an Indemnified Party (other than a trustee, collateral agent or other administrator under, or other Person delivering notice pursuant to, the GIC Business Transaction Agreements).

Section 1.2                                      Other Terms.  Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

Section 1.3                                      Other Definitional Provisions.  (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)                                 The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)                                  The word “or” will be inclusive and not exclusive unless the context requires otherwise.

ARTICLE II

GIC Business Indemnification

Section 2.1                                      Indemnification by Dexia Guarantors.  Subject to the limitations set forth in this Agreement, each of the Dexia Guarantors, jointly and severally (collectively, the “Indemnifying Parties”), agrees to indemnify and hold harmless (I) FSA, each Affiliate of FSA (other than any Affiliate that is an Affiliate of the Dexia Guarantors immediately following the Closing (each such Affiliate, a “Dexia Post-Closing Affiliate”, provided that for the avoidance of doubt each of FSA and AGO (and each of AGO’s Subsidiaries) is not a Dexia Post-Closing Affiliate)) and (II) in respect of any Third Party Claim, circumstance or event relating in each case to actions (or failure to take action) occurring after the Closing Date, each of the present and future directors, officers and employees of FSA and each such Affiliate of FSA ((I) and (II) collectively, the “Indemnified Parties”) against any and all actions, suits, hearings, proceedings, injunctions, judgments, orders, decrees, rulings, losses, direct damages, liabilities actually suffered or incurred by the relevant Indemnified Party, and any reasonable costs and expenses (including reasonable attorneys’ fees and expenses incurred in defending any such losses covered hereby, but excluding in each case any other indirect, consequential, special or punitive damages as referenced in Section 3.5) (collectively, “Losses”) incurred by any Indemnified Party arising out of or as a result of:

(a)                                  the bad faith, fraud, negligence or willful misconduct committed by a Dexia Guarantor, any of its Affiliates or any of their respective directors, officers or employees (including without limitation any Dexia Post-Closing Affiliate or any director, officer or employee of such Dexia Post-Closing Affiliate prior to any date on which such Dexia Post-Closing Affiliate has ceased to be a Dexia Post-Closing Affiliate) in the performance (or reckless disregard of the obligations) of such Person in connection with the GIC Business Separation, save that no natural person shall be entitled to indemnification hereunder in relation to his or her own fraud or criminal conduct (but without limiting any other Indemnified Party’s rights hereunder to make claims for Losses arising from such conduct);

(b)                                 any Third Party Claims by holders of GIC Contracts or persons whose obligations are secured or funded by such GIC Contracts, custodians or trustees in relation to GIC Contracts or the collateral securing GIC contracts, counterparties to Hedge Agreements, vendors or service providers in relation to the GIC Business or any other parties to any Material Agreements in each case made or raised in connection with the GIC Business Separation;

(c)                                  the operation, assets or liabilities of the GIC Business prior to and on the Closing Date (including without limitation any legal proceedings to the extent relating to the GIC Business filed prior to or arising out of conduct prior to the Closing Date);

(d)                                 any Third Party Claims arising out of the operation of the GIC Business after the Closing Date (other than those referred to in (b) above);

(e)                                  any failure of any obligation under the Dexia Guarantees to be the legal, valid and binding obligations of the applicable obligor or Dexia Guarantor (as the case may be) enforceable against such obligor or Dexia Guarantor (as the case may be) in accordance with their respective terms;

(f)                                    the failure of any Dexia Guarantor or any of its Affiliates (including without limitation any Dexia Post-Closing Affiliate prior to any date on which it has ceased to be a Dexia Post-Closing Affiliate) to timely file any UCC financing statement or UCC continuation statement in connection with the GIC Business;

(g)                                 any breach by any Dexia Guarantor or any of its Affiliates party to any GIC Business Transaction Agreement of any of such party’s representations, warranties, certifications, covenants or other obligations under such agreements (including without limitation any Dexia Post-Closing Affiliate where the relevant breach (x) if in relation to a representation, warranty or certification, occurs in relation to a representation, warranty or certification made prior to any date on which such Dexia Post-Closing Affiliate has ceased to be Dexia Post-Closing Affiliate and (y) if in relation to a covenant or other obligation, occurs prior to any date on which such Dexia Post-Closing Affiliate has ceased to be Dexia Post-Closing Affiliate);

(h)                                 any breach by FSA of any of its representations, warranties or certifications under the GIC Business Transaction Agreements made as of the Closing Date (excluding, for the avoidance of doubt, any repetition of any representations, warranties, covenants or certifications under the GIC Business Transaction Agreements); or

(i)                                     subject to the provisions of Section 3.2, any third party legal or other third party out of pocket expenses reasonably incurred (A) either (I) by any Indemnified Party in connection with investigating any potential Loss where an Indemnified Party has delivered a Third Party Claim Notice for such potential Loss as required by Section 3.2 or (II) where the relevant Indemnified Party is FSA or its Affiliates, by such Indemnified Party in connection with investigating any potential Loss where such Indemnified Party has reasonably concluded that a Third Party Demand is presently capable of being asserted and, notwithstanding that such Indemnified Party is not required to deliver a  Third Party Claim Notice under Section 3.2, delivers a Third Party Claim Notice promptly upon such conclusion and the commencement of such investigation, or (B) by any Indemnified Party in connection with defending any loss, claim, damage, liability or action relating to a Loss or potential Loss with respect to which an Indemnified Party has delivered a Third Party Claim Notice and which, in the case of (A) or (B), is indemnified by the Indemnifying Party hereunder, or enforcing its rights hereunder.

In the event that any Taxes are levied, imposed or assessed on or against any payment made by the Indemnifying Party to the Indemnified Party under this Agreement, other than an Indemnified Party who is a natural person, the amount of such payment shall be increased as may be necessary such that such payment is made, after the payment of such Taxes, in an amount that is not less than the amount provided for herein; provided, that (i) in determining whether the amount received by the Indemnified Party is not less than the amount provided for herein, any Tax Benefit to the Indemnified Party arising from the indemnification provided by the Dexia Guarantors shall be taken into account (but without duplication for any Tax Benefit that reduced the amount payable under Section 3.3), (ii) if the jurisdiction of organization of the relevant Indemnified Party has changed since that existing on the Closing Date, the indemnity payment related to the relevant Tax shall not exceed the amount that would also have been levied, imposed or assessed if such Indemnified Party’s jurisdiction of organization was the same as it was on the Closing Date and (iii) the relevant Tax does not result from any assignment or transfer of a Loss, in whole or in part, or the claim for indemnification hereunder from the Indemnified Party incurring the relevant Loss, to a different Indemnified Party, but only to the extent such relevant Tax exceeds the amount of the indemnity payment that would have been paid if the Loss or claim for indemnification had not been assigned or transferred.  The Indemnifying Party shall indemnify the Indemnified Parties for any Taxes levied, imposed or assessed on or against any Indemnified Party with respect to any payment made by the Indemnifying Party to an Indemnified Party under this Agreement, subject to the provisos in the prior sentence.  The Indemnifying Party acknowledges that any payment made to an Indemnified Party or to any relevant authorities in respect of the indemnification obligations of the Indemnifying Party provided in this paragraph shall constitute a payment in respect of which the provisions of this paragraph, in its entirety, shall apply.  In the case of any disagreement between the Indemnifying Party and the Indemnified Party as to the determination of the amount of Tax required to be paid pursuant to this paragraph, including the amount of any Tax Benefit to the Indemnified Party, the Indemnified Party shall provide an explanation with reasonable detail of its determination to the Indemnifying Party.  If the parties continue to disagree, the parties shall submit the dispute for resolution to a mutually acceptable, nationally recognized public accounting firm whose resolution of the dispute shall be final and binding on both parties, the cost of which shall be borne equally by the Indemnifying Party and the Indemnified Party.  In the case where a dispute is submitted to a public accounting firm for resolution, the Indemnifying Party shall not be obligated to make a payment under this paragraph until dispute is resolved by the public accounting firm.

The indemnification provided in this Section 2.1 shall be in addition to any liability which any of the Dexia Guarantors may otherwise have pursuant to the Purchase Agreement (other than in respect of the GIC Business), the Dexia Guarantees, the Indemnification Agreement related to FSA Global Funding Limited, the GIC Business Transaction Agreements, or otherwise but without duplication in respect of the same Loss.  For the avoidance of doubt, (i) the Dexia Guarantors hereby acknowledge that the Limit to indemnification provided for in Section 9.1 of the Purchase Agreement is not applicable to the indemnification provided in this Section 2.1 and (ii) Losses shall not include salaries, overhead costs, operating expenses or other ordinary course business costs and expenses of an Indemnified Party.  The rights of the parties hereunder are in addition to rights the parties may have under applicable law.

Section 2.2                                      Limitation on Indemnity.  The indemnification provided in Section 2.1 shall not cover any Losses to the extent resulting from:

(i) a breach after the Closing Date by FSA or any of its Affiliates of a representation, warranty, certification, covenant or other obligation under the GIC Business Transaction Agreements, the Purchase Agreement or any of the agreements entered into in connection therewith;

(ii) after the Closing Date (A) a failure by FSA, its Affiliates or any of their respective directors, officers or employees to comply with a reasonable standard of care with respect to their exercise of rights as Secured Party Representative under the Pledge and Administration Agreement or (B) any instruction or direction of FSA or its Affiliates with respect to their exercise of rights as Secured Party Representative under the Pledge and Administration Agreement, or any other action (including a failure to take action permitted to be taken by the Secured Party Representative under the GIC Business Transaction Agreements), which (x) fails to comply (or which directs a third party to take any action that fails to comply) with the provisions of the GIC Business Transaction Agreements or (y) violates or conflicts with any applicable law, rule or regulation;

(iii) after the Closing Date any bad faith, fraud, negligence or willful misconduct of FSA, its Affiliates or any of their respective directors, officers or employees; or

(iv) any failure of FSA or its Affiliates after the Closing Date to take, and to cause any Indemnified Parties to take, all actions reasonably necessary under the applicable circumstances to mitigate any Losses in respect of which FSA or any other Indemnified Party may seek indemnification hereunder during such period as FSA or such other Indemnified Party is aware or should reasonably have been aware of the claim or circumstances or events giving rise to the Loss.

Any determination that the indemnification provided in Section 2.1 is not available with respect to any Losses as a result of the application of this Section 2.2 shall not be deemed a determination with respect to any other Losses and shall not otherwise affect the availability of the indemnification under Section 2.1 for other Losses.

Section 2.3                                      Release of FSAM and GIC Issuer Indemnities.  In consideration for the indemnity obligation of the Dexia Guarantor hereunder, FSA irrevocably releases any claims to indemnification from the GIC Issuers or FSAM under the Insurance Agreements to which the GIC Issuers and FSAM are parties with FSA (without prejudice to any rights of FSA under the Insurance Agreements to reimbursement of FSA for payments in relation to any Retained FSA Policy), and the indemnity obligations of the GIC Issuers and FSAM are hereby superseded and replaced by the indemnity obligations of the Dexia Guarantors hereunder.

ARTICLE III

Indemnification Procedures

Section 3.1                                      Mitigation of Losses.  FSA shall be required to take, and to cause any Indemnified Parties to take, all actions permitted to be taken by such Person under the GIC Business Transaction Agreements and reasonably necessary to mitigate any Losses in respect of which FSA or any other Indemnified Party may seek indemnification hereunder during such period as FSA or such other Indemnified Party was aware of the claim or circumstances or events giving rise to the Loss.

Section 3.2                                      Method of Asserting Claims, Etc.  (a) All claims for indemnification by any Indemnified Party under this Agreement shall be asserted and resolved as set forth in this Section.  In the event that any written claim or demand for which the Indemnifying Party may be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event later than fifteen (15) days following such Indemnified Party’s receipt of such claim or demand, notify in writing the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (such notice to the Indemnifying Party a “Third Party Claim Notice”).  The failure by any Indemnified Party to timely deliver the Third Party Claim Notice shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party hereunder, except to the extent that the Indemnifying Party has been prejudiced or suffers any Loss by such failure.

(b)                                 With respect to claims or demands for which a Third Party Claim Notice has been delivered under Section 3.2(a), the Indemnifying Party shall have thirty (30) days after the delivery of the Third Party Claim Notice (the “Notice Period”) to notify the Indemnified Party whether or not it desires to defend the Indemnified Party against such claim or demand. During the Notice Period and thereafter the Indemnified Party shall provide the Indemnifying Party with such information relating to the claim or demand as the Indemnifying Party shall reasonably request.  Assumption of the defense against any such claim or demand shall not in any way be deemed an acknowledgment of any kind that such claim or demand is subject to indemnification.  All costs and expenses incurred by the Indemnifying Party in defending any such claim or demand shall be borne by the Indemnifying Party.  Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the sole power to direct and control such defense.  If the Indemnifying Party so elects to assume the defense of such claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party, except as hereinafter provided.  If any Indemnified Party desires to participate in, but not control, any such defense it may do so at its sole cost and expense except as hereinafter provided.  The Indemnified Party shall not settle, compromise or discharge a claim or demand for which it is indemnified by the Indemnifying Party or admit to any liability with respect to such claim or demand without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).  The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), settle, compromise or offer to settle or compromise any such claim or demand unless the terms of such settlement provide for no relief other than payments (including without limitation payment of monetary damages) that are not to be paid by the Indemnified Party or any of its Affiliates.  To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party shall provide the Indemnifying Party and its counsel reasonable access (subject to appropriate confidentiality obligations) to all relevant business records and other documents, employees and properties and shall use its reasonable best efforts to assist, and to cause the employees and counsel of the Indemnified Party to assist, in defense of such claim.  Notwithstanding the foregoing, if the Indemnifying Party elects not to defend the Indemnified Party or if the Indemnified Party is advised by outside counsel that a conflict of interest exists that requires the Indemnified Party to be represented by separate counsel under the applicable rules of professional responsibility or if the court or arbitrator to which the third party claim is pending determines that a conflict of interest exists such that the Indemnifying Party’s counsel is prohibited by such court or arbitrator or otherwise unable to adequately represent the Indemnified Party with respect to such third party claim, the Indemnified Party shall (at the sole cost and expense of the Indemnifying Party in accordance with and subject to this Article III) have the right and the obligation to vigorously defend the claim or demand by appropriate proceedings and shall have the sole power to direct and control such defense with respect to itself, subject to the restriction on settlement pursuant to this Article III.  In any event, the Indemnifying Party shall, at its own expense, have the right to participate in the defense or settlement of any third party claim or demand for which the Indemnifying Party may be liable hereunder.

(c)                                  In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a third party, the Indemnified Party shall deliver express written notice of such claim (a “Direct Claim Notice”) (specifying in reasonable detail the basis for, and estimated amount of, such claim) with reasonable promptness to the Indemnifying Party (and in any event, within fifteen (15) days of the date on which the Indemnified Party becomes aware or, with the exercise of reasonable diligence would have become aware, of such claim).  The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party hereunder, except to the extent that the Indemnifying Party has been prejudiced or suffers any Loss by such failure.

(d)                                 With respect to a claim payable by any Indemnifying Party hereunder, the related indemnification payment provided for hereunder shall be paid to the Indemnified Party by no later than the applicable Indemnification Payment Due Date, except if such payment is a Good Faith Contested Payment.

As used herein, the term “Indemnification Payment Due Date” means the later of (i) forty-five (45) days following delivery to the Indemnifying Party of the related Direct Claim Notice or Third Party Claim Notice, as applicable, and (ii) five (5) Business Days following the date on which the Indemnified Party supplies appropriate documentation that the Indemnifying Party that the Indemnified Party has incurred the related Loss.

Section 3.3                                      Calculation of Losses.  The payment of any amount by the Indemnifying Party to the Indemnified Party under this Agreement shall be reduced by (a) any amounts received by the Indemnified Party from any third party (other than an Affiliate of the Indemnified Party) or under applicable insurance policies owned by the Indemnified Party or its Subsidiaries and (b) the amount of any Tax Benefits attributable to the Loss giving rise to the payment with respect to which an indemnity obligation exists under this Agreement.  For the avoidance of doubt, (i) payments under this Agreement shall in no event be in duplication of any payments by the Dexia Guarantors or any of their Affiliates under the GIC Business Transaction

Agreements, the Purchase Agreement or any other agreement entered into in connection therewith and (ii) this Agreement shall not cover any Losses incurred in connection with Secondary Policies or other liabilities FSA has expressly agreed are not the responsibility of the Dexia Guarantors under the GIC Business Transaction Agreements, the Purchase Agreement or any other agreements entered into in connection therewith.

Section 3.4                                      Assignment of Claims.  If an Indemnified Party receives any payment from an Indemnifying Party in respect of any Losses and the Indemnified Party could have recovered all or a part of such Losses from a third party (a “Potential Contributor”) based on the underlying claim or demand asserted against such Indemnifying Party, such Indemnified Party shall, to the extent permitted by Law, assign such of its rights to proceed against the Potential Contributor as are necessary to permit such Indemnifying Party to recover from the Potential Contributor the amount of such payment.

Section 3.5                                      No Consequential Damages.  Notwithstanding anything to the contrary contained herein, no Indemnifying Party shall be liable to or otherwise responsible to any Indemnified Party for indirect, consequential, incidental, special or punitive damages (including, without limitation, any lost profits, costs of capital or the consequences of any downgrade of any Indemnified Party) that arise out of or relate to this Agreement, the Purchase Agreement or the GIC Business Transaction Agreements or the performance or breach of, or any liability retained or assumed under, such agreements.

Section 3.6                                      Contribution.  To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable for any Indemnified Party (other than due to application of this Article III), the Indemnifying Party shall contribute to the Losses incurred by the Indemnified Party in such proportion as shall be appropriate to reflect its relative fault, on the one hand, and the relative fault of the Indemnified Party, on the other hand.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 3.7                                      Deductible for Direct Losses.  Notwithstanding any other provision of this Agreement, the Indemnifying Parties shall not be required to pay any amounts in respect of indemnification for Direct Losses hereunder unless and until (and only to the extent that) the aggregate of such Direct Losses, to the extent not excluded from coverage or recovery hereunder pursuant to Section 2.2 or Section 3.3, exceeds an amount equal to (A) the General Deductible referred to in Section 9.1 of the Purchase Agreement (i.e. $80 million) minus (B) the aggregate amount of any “Losses” (as defined in the Purchase Agreement) that would have been paid by or on behalf of Seller (as defined in the Purchase Agreement) under Section 9.3 of the Purchase Agreement but for the crediting of such “Losses” to the General Deductible.  For the avoidance of doubt, the deductible amount referred to in this Section 3.7 will apply only in relation to Direct Losses, and does not affect the extent or amount of the Indemnifying Parties’ obligation to indemnify the Indemnified Parties for any amounts in respect of indemnification for Losses other than Direct Losses hereunder.

Section 3.8             Excess Loss Indemnity.  Any indemnification payments by the Indemnifying Party for the benefit of any Indemnified Parties who are directors, officers or employees shall apply only to the extent that such person is not otherwise indemnified and held harmless for the relevant Losses by liability insurance maintained by FSA or its Affiliates pursuant to Section 6.22(c) of the Purchase Agreement.

ARTICLE IV

Miscellaneous

Section 4.1             Transaction Agreement.  This Agreement is a “Transaction Agreement” (as such term is defined in the Purchase Agreement) executed pursuant to the Purchase Agreement and is also a Transaction Document.

Section 4.2             Amendment and Waiver.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof.

Section 4.3             Successors, Transferees and Assigns; Transfers of Obligations, etc.

(a)           Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by FSA without the consent of the Dexia Guarantors, not to be unreasonably withheld, other than pursuant to any consolidation, amalgamation, merger, transfer of all or substantially all its assets or liabilities, or any other type of corporate reorganization, where such successor or transferee succeeds in full to FSA’s obligations under the FSA Policies.

(b)           Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either Dexia Guarantor without the consent of FSA, not to be unreasonably withheld, other than pursuant to a consolidation, merger, transfer of all or substantially all its assets or liabilities, or any other type of corporate reorganization, where such successor or transferee succeeds in full to such Dexia Guarantor’s obligations hereunder.

(c)           Any purported transfer that is not in compliance with this Section will be void ab initio.

Section 4.4             Parties in Interest; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Except as otherwise provided in Articles II and III with respect to Indemnified Parties, nothing in this Agreement, express or implied, is intended to confer upon any Person other than FSA and the Dexia Guarantors or their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.  The Dexia Guarantors may treat

FSA as the authorized representative of any Indemnified Parties for purposes of any amendments, modifications or waiver to this Agreement or any communications with the Indemnified Parties relevant to indemnification for a Loss covered under this Agreement, and FSA shall be responsible for causing such Indemnified Parties to comply with the obligations of an Indemnified Party under this Agreement as if they were parties hereto.

Section 4.5             Counterparts.  This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

Section 4.6             Section Headings.  The section  and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 4.7             Notices.  All notices or other communications hereunder shall be deemed to have been duly given and made upon receipt thereof if given and made in writing and if (a) served by personal delivery upon the party for whom it is intended, (b) delivered by international courier service, or (c) sent by facsimile; provided that the facsimile is promptly confirmed by telephone or by email and followed by written confirmation by registered mail thereof, to the Person at the address set forth below:

(a)           if to FSA, to:

Financial Security Assurance Inc.

31 West 52nd Street

New York, New York 10019

Attention: General Counsel

Telecopy No.: (212) 339-3529

Telecopy No.: (212) 857-0541

Confirmation: (212) 826-0100

Email: generalcounsel@fsa.com

with copies (none of which shall constitute notice) to each of:

Assured Guaranty US Holdings Inc.

1325 Avenue of the Americas

New York, New York 10019

Attention: General Counsel

Telecopy No.: 212-445-8705

Confirmation: (212) 974-0100

Email: generalcounsel@assuredguaranty.com

and

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

Attention: General Counsel

Telecopy No.:  (441) 296-3379

Confirmation:  (441) 299-9375

(b)           if to the Dexia Guarantors, to:

Dexia SA/NV

Place Rogier 11

1210 Brussels, Belgium

Attention: Secretary General

Facsimile: +32 2 213 58 90

and

Dexia Crédit Local S.A.

1, Passerelle des Reflets

Tour Dexia La Défense 2

TSA 12203

92919 La Défense Cedex

France

Attention: Secretary General

Facsimile: +33 1 58 58 69 90

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

Rue de la Loi, 57

1040 Brussels, Belgium

Attention: Laurent Legein

Facsimile: 32 2 231 1661

and

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York  10006

Attention:  Neil Whoriskey

Facsimile:  (212) 225-3999

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices or other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 3:00 P.M. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 4.8             Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK AND THE MANDATORY CHOICE OF LAW RULES CONTAINED IN THE UCC.  Each of FSA, DCL and Dexia hereby irrevocably submits to the exclusive jurisdiction of any U.S. federal or state court in the City of New York for the purpose of any suit, action, proceeding or judgment arising out of or relating to this Agreement.  Each of FSA, DCL and Dexia hereby consents to the laying of venue in any such suit, action or proceeding in New York County, New York, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and agrees not to plead or claim the same.  Notwithstanding the foregoing, nothing contained in this Agreement shall limit or affect the rights of any party hereto to exercise remedies under this Agreement or any of the other Transaction Documents, or to enforce any judgment with respect thereto, in any jurisdiction or venue.  Any process in any such action shall be duly served if mailed by registered mail, postage prepaid, with respect to (i) FSA, at its address designated pursuant to Section 4.7 and (ii) with respect to the Dexia Guarantors, each of DCL and Dexia hereby appoints HF Services LLC (the “Process Agent”), prior to July 27, 2009 at 31 West 52nd Street, New York, NY 10019 and on or after July 27, 2009 at 445 Park Avenue, 5th Floor, New York, NY 10022, United States, as their agent to receive, on behalf of each of DCL and Dexia and its respective property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding.  Such service may be made by mailing or delivering a copy of such process to Dexia and DCL in care of the Process Agent at the Process Agent’s above address, and each of Dexia and DCL hereby authorizes and directs the Process Agent to accept such service on its behalf.  Dexia and DCL may appoint a replacement Process Agent with an office in the State of New York by notice to FSA.

Section 4.9             WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION.

Section 4.10           SOVEREIGN IMMUNITY. To the extent that the Dexia Guarantors, or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, FSA,

DCL and Dexia hereby irrevocably and unconditionally waive, and agree not to plead or claim, to the fullest extent permitted by applicable law, any such immunity and consent to such relief and enforcement.

Section 4.11           Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof unless such invalidity or unenforceability, after taking into account the mitigation contemplated by the next sentence, deprives a party of a material benefit contemplated by this Agreement.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable: (a) a suitable and equitable provision shall be substituted therefor in order to carry out, as far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.12           Survival.  This Agreement shall survive until the first anniversary of the date referred to in Section 2.2 of the Dexia FP Guarantee.

Section 4.13           Construction.  This Agreement has been negotiated by the parties and their respective counsel in good faith and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

FINANCIAL SECURITY ASSURANCE INC.

By:
Name:
Title:

DEXIA CRÉDIT LOCAL S.A.

By:
Name:
Title:

DEXIA SA

By:
Name:
Title:

SCHEDULE I

1.	Sovereign Guarantee.

2.	Dexia Guarantees.

3.	Pledge and Administration Agreement.

4.	Administrative Services Agreement.

5.	Dexia Guarantee Reimbursement Agreement.

6.	Guaranteed Liquidity Facilities.

7.	Insurance Agreements.

8.	Securities Account Control Agreements.

9.	Master Repurchase Agreement.

10.	GIC Issuer Repurchase Agreement.

11.	Hedging Letter Agreement.

12.	Hedge Agreements.

13.	Sovereign Guarantee Reimbursement Agreement.

14.	Sovereign Guarantee Reimbursement Letter Agreement.

15.	Pledge Agreement (as defined in the Sovereign Guarantee Reimbursement Agreement).

16.	DHI Separateness Agreement, dated as of the Closing Date, among FSAM, FSA PAL, FSA Capital Markets, FSA Capital Markets Cayman, FSA Capital Management, HF Services, Dexia FP and DHI.

17.	Release and Termination Agreement, as of the Closing Date, among FSAM, DCL and FSA.

18.	FSA PAL Loan.

19.	FSAM Belgian Pledge Agreement.

20.	Global Custody Agreement, dated as of the Closing Date, between The Bank of New York Mellon NA/SV and FSA PAL.

21.	Contribution Agreement, dated December 24, 2008, between Dexia FP (f/k/a FSA Financial Products Inc.) and FSAH.

22.	Stock Purchase Agreement, dated as of the Closing Date, between DHI and FSAH.

23.	Purchase Agreement, dated as of the Closing Date, between HF Services and FSAH.

24.	GIC Business Clearing and Custody Agreements.

25.	Any Put Settlement Procedures Agreement entered into by the Collateral Agent pursuant to Section 6.6 of the Pledge and Administration Agreement.

26.	Principia Analytic Site License Agreement, dated as of August 8, 2001, between Principia Partners LLC and FSA.

27.	Covered Persons Guarantee, dated as of the Closing Date, between the Dexia Guarantors and the GIC Business Entities.